UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2022

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ Telephone Number, including Area Code:
(415) 394-9000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 1, 2022, (as reported in our Form
8-K
filed on February 15, 2022) Thomas S. Olinger stepped down as Chief Financial Officer of Prologis, Inc. (the “Company”) and Timothy D. Arndt became the Chief Financial Officer of the Company.
Mr. Arndt, age 49, has served as the Company’s Treasurer since December 31, 2013, overseeing global capital raising and planning, as well as playing a key role in the company’s M&A activities. Prior thereto, Mr. Arndt held various positions with the Company since joining AMB Property Corporation (“AMB”), Prologis’ predecessor company, in 2004, including as head of corporate planning and as a part of the Company’s global deployment team. Prior to joining AMB, he worked in real estate strategy at Gap Inc. and in debt capital markets at Forest City Enterprises. Mr. Arndt received his BBA from the University of Toledo and an MBA from Cleveland State University. In addition, he completed the Stanford Executive Program at the Stanford Graduate School of Business.
In connection with his appointment as Chief Financial Officer, Mr. Arndt’s annual base salary became $525,000 effective April 1, 2022. Mr. Arndt is eligible for an annual bonus with a target amount of 110% of his base salary and an annual long-term incentive (“LTI”) equity award with a target amount of $1,350,000. Depending on performance, the actual amounts payable as bonus and LTI awards to Mr. Arndt may be less than, greater than, or equal to such target amounts (or could be zero). Mr. Arndt will also be eligible to receive awards under the Second Amended and Restated Prologis, Inc. 2018 Outperformance Plan (“POP”) and the Third Amended and Restated Prologis Promote Plan (“PPP”), with the specific amount of such awards, if any, to be determined by the Talent and Compensation Committee of the Company’s Board of Directors at the time such awards are granted or allocations are made, as the case may be. The receipt and amount of any bonus, LTI, POP or PPP award granted to Mr. Arndt is contingent upon the achievement of performance objectives, which will be substantially the same as the objectives established for the Company’s CEO and Other NEOs (as defined below) of the Company (such as those reported in our Proxy Statement filed on March 25, 2022).
In connection with his appointment as Chief Financial Officer, the Company entered into an Amended and Restated Change in Control and Noncompetition Agreement, dated April 1, 2022, with Mr. Arndt. The terms of this agreement are substantially the same as the terms of the change in control and noncompetition agreements of the Company’s Chief Legal Officer, Chief Investment Officer and Chief Operating Officer (collectively, the “Other NEOs”) (form of as filed on our Form
8-K
filed on August 16, 2013).
In addition, Mr. Arndt executed a waiver of retirement eligibility benefits substantially the same as the amended waivers of retirement eligibility benefits that the Company’s Other NEOs previously executed (form of as filed on our Form
8-K
filed on December 10, 2019).
Mr. Olinger will remain employed with the Company in an advisory capacity until his retirement as part of the Company’s transition plan. Following his retirement, Mr. Olinger will focus on philanthropic causes. Mr. Olinger’s philanthropic work was approved as Good Works under the terms of Mr. Olinger’s Agreement Relating to Retirement Eligibility and Vesting of Equity-Based Awards (as reported in our Form
8-K
filed on December 10, 2019) allowing the vesting of Mr. Olinger’s applicable unvested equity awards to continue under the terms of such agreement. Effective April 1, 2022, Mr. Olinger’s annual base salary was reduced to $250,000 and his target bonus opportunity was reduced to 75% of base salary earned from April 1, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

April 5 , 2022	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Senior Vice President, Associate General Counsel

PROLOGIS, L.P.,

	By:	Prologis, Inc., its general partner

April 5 , 2022	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Senior Vice President, Associate General Counsel

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